Exhibit (m)(1):  Calculations of Illustrations for Succession Select

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $71,243.53
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4        $   57,743.77
+ Annual Premium*                        $   17,000.00
- Premium Expense Charge**               $      850.00
- Monthly Deduction***                   $    1,251.85
- Mortality & Expense Charge****         $      658.93
+ Hypothetical Rate of Return*****       $     (739.45)
                                         -------------
=                                        $      71,244 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month         COI
-----      --------
1          $  34.28
2          $  34.28
3          $  34.29
4          $  34.30
5          $  34.31
6          $  34.32
7          $  34.32
8          $  34.33
9          $  34.34
10         $  34.35
11         $  34.36
12         $  34.37

Total      $ 411.85

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month       Interest
-----      ----------
1          $  (62.66)
2          $  (62.47)
3          $  (62.27)
4          $  (62.09)
5          $  (61.90)
6          $  (61.72)
7          $  (61.52)
8          $  (61.34)
9          $  (61.15)
10         $  (60.96)
11         $  (60.78)
12         $  (60.59)

Total      $ (739.45)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                $   71,243.53
- Year 5 Surrender Charge          $   18,694.85
                                   -------------
=                                  $      52,549 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $85,469.60
                     = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4        $   67,185.31
+ Annual Premium*                        $   17,000.00
- Premium Expense Charge**               $      850.00
- Monthly Deduction***                   $    1,246.67
- Mortality & Expense Charge****         $      743.97
+ Hypothetical Rate of Return*****       $    4,124.93
                                         -------------
=                                        $      85,470 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month         COI
-----      --------
1          $  33.92
2          $  33.92
3          $  33.91
4          $  33.91
5          $  33.90
6          $  33.89
7          $  33.89
8          $  33.88
9          $  33.87
10         $  33.87
11         $  33.86
12         $  33.85

Total      $ 406.67

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month       Interest
-----      ----------
1          $   339.78
2          $   340.49
3          $   341.21
4          $   341.93
5          $   342.65
6          $   343.37
7          $   344.09
8          $   344.82
9          $   345.55
10         $   346.29
11         $   347.02
12         $   347.75

Total      $ 4,124.93

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                 $   85,469.60
- Year 5 Surrender Charge           $   18,694.85
                                    -------------
=                                   $      66,775  (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $102,139.79
                     = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4       $   77,816.17
+ Annual Premium*                       $   17,000.00
- Premium Expense Charge**              $      850.00
- Monthly Deduction***                  $    1,240.73
- Mortality & Expense Charge****        $      839.73
+ Hypothetical Rate of Return*****      $   10,254.07
                                        -------------
=                                       $     102,140 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    --------
1        $  33.53
2        $  33.51
3        $  33.48
4        $  33.46
5        $  33.43
6        $  33.41
7        $  33.38
8        $  33.36
9        $  33.33
10       $  33.31
11       $  33.28
12       $  33.25

Total    $ 400.73

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    -----------
1        $    822.26
2        $    827.96
3        $    833.72
4        $    839.52
5        $    845.36
6        $    851.26
7        $    857.20
8        $    863.19
9        $    869.22
10       $    875.31
11       $    881.44
12       $    887.63

Total    $ 10,254.07

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  102,139.79
- Year 5 Surrender Charge       $   18,694.85
                                -------------
=                               $      83,445 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $69,475.93
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  56,442.52
+ Annual Premium*                    $  17,000.00
- Premium Expense Charge**           $     850.00
- Monthly Deduction***               $   1,748.21
- Mortality & Expense Charge****     $     644.79
+ Hypothetical Rate of Return*****   $    (723.59)
                                     ------------
=                                    $     69,476(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $  55.60
2        $  55.61
3        $  55.63

4        $  55.65
5        $  55.66
6        $  55.68
7        $  55.69
8        $  55.71
9        $  55.72
10       $  55.74
11       $  55.75
12       $  55.77

Total    $ 668.21

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ----------
1        $  (61.51)
2        $  (61.29)
3        $  (61.07)
4        $  (60.85)
5        $  (60.62)
6        $  (60.41)
7        $  (60.19)
8        $  (59.96)
9        $  (59.75)
10       $  (59.53)
11       $  (59.31)
12       $  (59.09)

Total    $ (723.59)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $  69,475.93
- Year 5 Surrender Charge         $  18,694.85
                                  ------------
=                                 $     50,781(rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $83,455.49
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $   65,734.67
+ Annual Premium*                    $   17,000.00
- Premium Expense Charge**           $      850.00
- Monthly Deduction***               $    1,739.95
- Mortality & Expense Charge****     $      728.52
+ Hypothetical Rate of Return*****   $    4,039.29
                                     -------------
=                                    $      83,455(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $   55.04
2        $   55.03
3        $   55.02
4        $   55.02
5        $   55.01
6        $   55.00
7        $   54.99
8        $   54.98
9        $   54.98
10       $   54.97
11       $   54.96
12       $   54.95

Total    $  659.95

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    -----------
1        $    333.69
2        $    334.22
3        $    334.74
4        $    335.27
5        $    335.79
6        $    336.33
7        $    336.87
8        $    337.40
9        $    337.94
10       $    338.48
11       $    339.02
12       $    339.56

Total    $  4,039.29

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  83,455.49
- Year 5 Surrender Charge       $  18,694.85
                                ------------
=                               $     64,761(rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $99,846.64
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  76,202.03
+ Annual Premium*                    $  17,000.00
- Premium Expense Charge**           $     850.00
- Monthly Deduction***               $   1,730.48
- Mortality & Expense Charge****     $     822.85
+ Hypothetical Rate of Return*****   $  10,047.94
                                     ------------
=                                    $     99,847(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    --------
1        $  54.41
2        $  54.37
3        $  54.34
4        $  54.30
5        $  54.26
6        $  54.23
7        $  54.19
8        $  54.15
9        $  54.11
10       $  54.08
11       $  54.04
12       $  54.00

Total    $ 650.48

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    -----------
1        $    807.76
2        $    812.99
3        $    818.27
4        $    823.59

5        $    828.94
6        $    834.35
7        $    839.79
8        $    845.28
9        $    850.83
10       $    856.40
11       $    862.03
12       $    867.70

Total    $ 10,047.94

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $   99,846.64
- Year 5 Surrender Charge       $   18,694.85
                                -------------
=                               $      81,152(rounded to the nearest dollar)